SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                FORM 8 - K/A

                           AMENDED CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest event reported): March 10, 2004


                      BRAVO! FOODS INTERNATIONAL CORP.
       (Exact name of registrant as specified in its amended charter)


           Delaware                      0-20549               62-1681831
-------------------------------       ------------        ------------------
-
(State or other jurisdiction of       (Commission         (I.R.S. Employer
incorporation or organization)        File Number)        Identification
No.)

                        11300 US Highway 1, Suite 202
                     North Palm Beach, Florida 33408 USA
                  (Address of principal executive offices)

                               (561) 625-1411
                        Registrant's telephone number

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        (Former name or former address if changed since last report)


Item 4. Changes in Registrant's Certifying Accountant

Resignation of Principal Audit Accountant

      BDO Seidman, LLP, an independent accountant that was previously engaged as the principal accountant to audit the registrant's financial statements, has resigned effective March 10, 2004. Attached as Exhibit 99.1, and incorporated herein by reference, is a copy of the BDO Seidman, LLP resignation letter, dated March 10, 2004. BDO Seidman, LLP has not offered any explanation for its resignation beyond the statement contained in the resignation letter.

      The principal accountants' reports on our financial statements for the past two years contained an explanatory paragraph regarding going concern uncertainty.


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      No disagreement with our former audit accountants occurred during the two most recent fiscal years or the subsequent interim period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused us them to make reference to the subject matter of the disagreements in connection with their reports.

Engagement of New Principal Audit Accountant

      The independent certified public accounting firm of Lazar Levine & Felix, LLP, 350 Fifth Avenue, New York, NY, has agreed to serve as the registrant's principal accountant to audit the registrant's financial statements, effective March 17, 2004. Registrant did not consult with Lazar Levine & Felix, LLP prior to the resignation of BDO Seidman, LLP.

      The decision to change accountants was approved by the Audit
Committee.

Item 9.

      See item 4.

Exhibits

      16   BDO Seidman, LLP letter, dated March 22, 2004 addressed to the
Securities and Exchange Commission, written in response to this Amended Form
8-K

      99.1 BDO Seidman, LLP resignation letter, dated March 10, 2004, filed with 8-K on March 17, 2004

                                 Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Bravo! Foods International Corp.



Date: March 26, 2004                   By: /s/ Roy G. Warren
                                           -----------------------
                                           Roy G. Warren,
                                           Chief Executive Officer


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